EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Hellenic Solutions Corporation

Athens, Greece

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1/A (No. 333-150389) of Hellenic Solutions Corporation of our report dated April 29, 2010 relating to the December 31, 2009 year ended financial statement, which appear in the Form 8-K/A.

We further consent to being named as experts in accounting and auditing as defined in the report.

/s/ Friedman, LLP

Marlton, New Jersey

June 30, 2010